Exhibit 1

JOINT FILING AGREEMENT PURSUANT TO RULE 13d-1(k)(1)

The undersigned acknowledge and agree that the foregoing statement on Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13D shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing statements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him, her or it contained herein, but shall not be responsible for the completeness and accuracy of the information concerning the other entities or persons, except to the extent that he, she or it knows or has reason to believe that such information is inaccurate.

Dated: June 25, 2019

10379085 Canada Inc.

	By:	/s/ Gregory Orleski
Gregory Orleski

PCRI Inc.

	By:	/s/ Gregory Orleski
Gregory Orleski

	By:	/s/ Morris Goodman
Morris Goodman

	By:	/s/ David Goodman
David Goodman

	By:	/s/ Gregory Orleski
Gregory Orleski

	By:	/s/ Sonia Girolamo
Sonia Girolamo

	By:	/s/ Jean-Guy Goulet
Jean-Guy Goulet